                                     EXHIBIT 12.2

                         Consent of Coopers & Lybrand L.L.P.

                          [LETTERHEAD OF COOPERS & LYBRAND]




                          CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees of
Steadman Associated Fund

     We consent to the inclusion in this Registration Statement of Steadman Associated Fund on Form N-14 (File No. 333-20889) of our reports dated July 29, 1996 for Steadman American Industry Fund, Steadman Investment Fund and Steadman Technology and Growth Fund and August 6, 1996 for Steadman Associated Fund, on our audits of the statement of changes in net assets and financial highlights of Steadman Associated Fund, Steadman American Industry Fund, Steadman Investment Fund and Steadman Technology and Growth Fund, which are included in the Registration Statement. We also consent to the reference to our firm under the caption "Condensed Financial Information of the Funds".


                                             COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
October 30, 1997